Exhibit 10.11

Rev: 02-01-2018

.

LEASE AGREEMENT

By and Between

HAY INVESTMENT PROPERTIES, INC.
(Landlord)

AND

Kona Gold, LLC
(Tenant)

Lease Date
June 1, 2018

Leased Premises

746 North Drive, Suite A
Melbourne, FL 32934

Hay Investment Properties, Inc.

PO Box 411471 Melbourne, FL 32941
Tel: (321) 259-6106 Fax: (866) 752-5633

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”), made as of this 1st day of February, 2018, by and between HAY INVESTMENT PROPERTIES, INC., a Florida corporation, with a principal office at PO Box 411471 Melbourne, FL 32941, as Landlord, and KONA GOLD, LLC a Delaware corporation, with its principal office at 8 The Green, Suite A Dover, DE 19901, as Tenant:

WITNESSETH: That the said Landlord does hereby demise and lease to Tenant and Tenant does hereby hire from Landlord the following described premises:

Situate in the City of Melbourne, County of Brevard, State of Florida, a industrial office/warehouse of approximately 4,500 square feet ("Leased Premises"), being part of a larger building ("Building"), said Building having an address at 746 North Drive, Suite A, Melbourne, FL 32934, with parking areas (Maximum of 10 parking spaces in front of the entrance), lawn areas, and driveways, if any, as shown on Exhibit "A" attached hereto and made a part hereof; together with all appurtenances, improvements and alterations thereto and with easements of ingress and egress necessary and adequate for the conduct of Tenant's business as defined herein, subject to the other terms and conditions of this Lease;

NOW, THEREFORE, for and in consideration of the Leased Premises and of the terms and conditions herein contained, the parties hereto mutually covenant and agree as follows:

1.	TERM

(a)       The initial term (“Term”) of this Lease shall be for Five (5) years running from and including the 1st day of June, 2018, (“Commencement Date”) up to and including the 31st day of May, 2023, (“Expiration Date”) and shall terminate on said Expiration Date without further notice or demand, unless earlier terminated or extended pursuant to the other terms and conditions of this Lease. Commencement Date may be extended up to an additional ninety day (90) if required to finish tenant build out.

(b)       Upon expiration or earlier termination of this Lease, Tenant shall deliver possession of the Leased Premises to Landlord in the condition required by the terms of this Lease. If Tenant occupies the Leased Premises prior to the Commencement Date hereof, Tenant's occupancy of the Leased Premises shall be subject to all of the provisions of this Lease, except that any rent covering such period of occupancy shall be waived (excluding utilities, which Tenant shall put in Tenant’s name prior to occupancy or Landlord shall invoice Tenant for reimbursement) and the Commencement, Expiration, and other pertinent dates of this Lease shall not be altered. The Leased Premises shall be available for occupancy on June 1, 2018.

2.	USE

Tenant may use the Leased Premises for its office and light manufacturing operation including warehousing per zoning code.

3.	RENT

Subject to the other terms and conditions of this Lease, Tenant covenants to pay to Landlord at Landlord's office at the address set forth in Paragraph 16 hereof or such other place as Landlord shall designate in writing, as monthly base rent for the Leased Premises commencing June 1, 2018 through May 31, 2019, the amount of $3,994.00 per month in advance plus appropriate state tax (currently 6.80%). Rent shall increase annually by three (3%) percent for the initial term and the renewal option term, commencing June 1st, 2019 and each June 1st thereafter. Real Estate Taxes and Insurance shall have a base year of 2018 with any increases being passed through to Tenant on a Pro-rata share.

Hay Investment Properties, Inc.

PO Box 411471 Melbourne, FL 32941
Tel: (321) 259-6106 Fax: (866) 752-5633

2

For the initial leasing year (June 1, 2018 thru May 31, 2019) Tenant shall pay to Landlord for the entire year of $47,928.00 plus state sales tax of 6.80%, Total of $51,187.10, upon the signing of this lease.

“Additional Rent” is defined as Tenant’s Pro-Rata Share of any increase in the insurance expense incurred after the 2018 Base Year and any increase in real estate taxes incurred after the November 2018 Base Year and utility expenses that are billed back by Landlord.

“Tenant’s Pro-rata Share” is defined as the total of such costs and expenses for insurance expenses and real estate tax expenses multiplied by a fraction the numerator of which shall be the leasable floor area contained in the Premises and the denominator of which shall be the gross leasable floor area for all Buildings existing on the Property; provided that if any additional buildings are built on the Property after the date of this Lease the Tenant’s CAM Charge shall be reduced proportionately to account for proportionate share of additional leasable floor area on the Property. As per below, Kona Gold water and sewer are Forty Four percent (44%) of the total building being leased and real estate taxes, insurance, and dumpster are Thirteen percent (13%) of the total complex.

1)	744 Building:
a)	BJG, Suite A – 6,300 SF
b)	Zeus E-Juice, Suite B – 5,400 SF
c)	Total 11,700 SF

2)	746 Building:
a)	Vacant, Suite A – 4,500 SF
b)	RSS Suite B – 5,700 SF
c)	Total 10,200 SF

3)	748 Building:
a)	bCreative, Suite A – 4,500 SF
b)	HIP Warehouse – 675 SF
c)	ADI, Suite C – 6,720 SF
d)	Total 11,895 SF

Total Square footage 33,795 SF

The aforesaid Additional Rent payable by Tenant shall be apportioned for any partial month so that Tenant’s liability therefore shall be only for such portions thereof as shall be attributable to the Lease Term.

Landlord shall maintain books and records reflecting, Real Estate taxes and Insurance expenses with respect to the Property in accordance with good accounting practice.

4.	MAINTENANCE AND REPAIR OBLIGATIONS

(a)       Subject to the terms hereof, Tenant shall maintain and keep the interior of the Leased Premises in good order, clean, sanitary condition, free of refuse, rubbish and objectionable odors, insects, vermin and other pests, and shall return the same at the expiration or earlier termination of this Lease, in broom-clean condition, ordinary wear and tear (subject to there being no odor’s) and damage or destruction caused other than Tenant’s negligence excepted. This is a multi-tenant facility with multiple buildings/tenants, thus if Tenant’s odors from their manufacturing process shall become a nuisance to other tenants, then Landlord shall have the right to require Tenant to correct at Tenant’s sole expense. At Lease expiration Tenant shall be required to clean the Lease Premises at Tenant’s sole expense, so that the Leased Premises no longer retains the smell of any odors from Tenant’s manufacturing process. Each party hereto shall be responsible for damage or destruction to the Leased Premises to the extent caused by the negligence or willful misconduct of such party, or their respective employees, agents, or invitees.

Hay Investment Properties, Inc.

PO Box 411471 Melbourne, FL 32941
Tel: (321) 259-6106 Fax: (866) 752-5633

3

(b)       Except as specifically provided otherwise in Paragraph 4(a) hereof, Landlord, at its expense, shall provide, maintain and make or cause to be provided, maintained, or made in a prudent manner as and when needed throughout the term of this Lease all necessary repairs, maintenance and replacements to the Leased Premises and the Building and every part thereof, to keep the same structurally sound and weathertight, including without limitation, the foundation, exterior or load bearing walls, floors, roof, gutters, downspouts, plumbing, sewage, and electrical systems, fire sprinkler system, utility lines, sidewalks, lawn areas, private roadways, parking areas, and loading docks (collectively ‘structural repairs”), if any, on or appurtenant to the Leased Premises.

(c)       Landlord covenants and warrants that the Building and the Leased Premises are vacant, broom clean and structurally sound; and that the plumbing, water, lighting, and all utility, operating and mechanical systems are in good operating condition. Within sixty (60) days after the Commencement Date of this Lease, Landlord, at its sole expense and without contribution by Tenant, shall install, replace, maintain or repair structural or non-structural items within or upon the Leased Premises that the Tenant may identify, at its reasonable discretion and in writing, that are in need of repair. Such replacements, maintenance, and repairs, as well as all equipment, systems, and structural components on or upon the Leased Premises, shall meet or exceed rules, regulations, laws, and codes of any and all governmental authorities having jurisdiction thereof.

d)       In addition, Landlord shall obtain and keep current during the Term a service maintenance contract ("HVAC Contract") on the heating, ventilation and air conditioning equipment ("HVAC Equipment") serving the Premises. The HVAC Contract shall be between Landlord and a dealer-authorized company (reasonably approved by Tenant), and shall provide for an equipment check and tune-up service each spring and fall, and filter and lubrication service every three (3) months. Prior to entering into the HVAC Contract, Landlord shall obtain Tenant's reasonable approval of the costs and expenses associated with the HVAC Contract ("HVAC Contract Costs"). Landlord shall invoice Tenant on a monthly basis (commencing on the Commencement Date) for the HVAC Contract Costs and Tenant shall reimburse Landlord for the HVAC Contract Costs within thirty (30) days of receipt of invoice. A copy of the HVAC Contract shall be provided to Tenant.

Landlord shall be responsible, at Landlord's sole cost and expense (except for Tenant's Expense, as hereinafter defined), for the repair, maintenance and/or replacement of the HVAC Equipment ("HVAC Equipment Repairs"). Should the cost of the HVAC Equipment Repair, with respect to each calendar year,

(i)	cost less than Three Thousand Dollars ($3,000) (“Tenant’s Expense”), Tenant shall reimburse Landlord for such cost within ten (10) days of receipt of invoice, along with appropriate back-up documentation provided, however, that prior to Landlord commencing the subject HVAC Equipment Repairs involving a Tenant’s Expense, Landlord shall first provide Tenant at least ten (10) business days prior written notice of the need for such HVAC Equipment Repairs (with specificity), along with the related Tenant Expense; and

Hay Investment Properties, Inc.

PO Box 411471 Melbourne, FL 32941
Tel: (321) 259-6106 Fax: (866) 752-5633

4

(ii)	equal or exceed Three Thousand Dollars ($3,000), Landlord shall be responsible for the entire cost with no right of reimbursement from Tenant except to the extent Tenant’s negligence causes the need for any HVAC Equipment Repairs.

5.	ALTERATIONS - TENANT IMPROVEMENTS

(a)       Any alterations to the Building or to the Leased Premises made by the Landlord or Tenant prior to or at any time during the term of the Lease shall be made or caused to be made by such party in a good, workmanlike manner, in conformity with all of the rules, regulations, laws, and codes of any and all governmental authorities having jurisdiction thereof; and shall be completed in such manner as not to unreasonably disturb or interfere with Tenant or any other occupant of the Building of which the Leased Premises is a part. All permits, approvals and certificates required of all government authorities solely by reason of the making of alterations shall be promptly obtained or caused to be obtained by the party making such alterations. As used herein, the term “alterations” shall mean, without limitation, any and all modifications, additions, removals, changes, improvements, remodeling, and renovations to the Building or the Leased Premises.

(b)       Except as provided to the contrary in this Paragraph 5, alterations to the Leased Premises by one party shall require the written approval of the other party hereto prior to the commencement of such alterations, which approval shall (i) not be unreasonably withheld, conditioned or delayed, (ii) provide for the maintenance of such alterations and (iii) indicate whether such alterations must be removed at the end of the term, and if removed during the term of the Lease, whether such alterations must be replaced upon the expiration or earlier termination of this Lease. Tenant may make non-structural interior alterations to the Leased Premises costing less than $5,000.00 (“minor alterations”) in any one instance without Landlord's prior written consent.

(c)       (i) Tenant, at its expense, shall remove its trade fixtures, equipment, machinery, supplies and alterations from the Leased Premises and repair any damage to the portion or portions of the Leased Premises affected by such removal at any time prior to or at the expiration or earlier termination of this Lease, ordinary wear and tear, and damage or destruction caused other than by the negligence of Tenant, its employees, agents, or invitees excepted. Tenant shall not be responsible to remove alterations or make repair to the Leased Premises by reason of (1) any alterations approved by the Landlord to remain upon the Leased Premises at the expiration or earlier termination of this Lease; (2) any alterations which, if removed during the term hereof, Landlord has not required to be replaced upon the expiration or earlier termination hereof; or (3) minor alterations. In no event shall any approval by the Landlord of an alteration be deemed to prevent Tenant from removing or replacing the alteration to which approval is being given at any time prior to the expiration or earlier termination of this Lease so long as Tenant complies with any conditions set forth in Landlord’s approval thereof.

(ii)       All alterations not removed by Tenant upon the expiration or earlier termination of this Lease shall become the property of Landlord without liability on Landlord's part to pay for the same.

(d)       Prior to the June 1, 2018 (Tentative Date), Landlord, without expense to Tenant, shall make or cause to be made alterations (“Tenant Improvements”) to the Leased Premises as set forth in Exhibit "A", attached hereto and made a part hereof, subject to Tenant's prior approval of the plans and specifications therefore and the satisfactory completion thereof. The Tenant Improvements shall remain on the Leased Premises as the property of Landlord upon the expiration or earlier termination of the Lease, unless specifically noted to the contrary in Exhibit “A”. Any Tenant Improvements made or removed by either party shall be subject to this Paragraph 5.

Hay Investment Properties, Inc.

PO Box 411471 Melbourne, FL 32941
Tel: (321) 259-6106 Fax: (866) 752-5633

5

6.	UTILITIES

(a)       Landlord shall make available and Tenant shall have access to and service of all facilities for heating, ventilation and air conditioning (“HVAC”), restroom facilities, water, sewer, electricity and any other utilities or services to the Leased Premises reasonably necessary for Tenant’s manner of use of the Leased Premises without contribution from Tenant. Should such utilities or services not be available to Tenant or the Leased Premises for a period of thirty (30) days or more, causes attributable to Tenant, its employees, agents, or invitees excepted, Tenant may immediately terminate this Lease with a simple written notice delivered to Landlord.

(b)       Tenant shall be responsible to pay all utility service charges for the leased premises, including utilities paid by Landlord. Landlord will invoice the tenant on a quarterly basis for the usage of water and sewer and waste management based on the occupied square footage. Electric is separately metered and supplied to the Leased Premises. Tenant is responsible to transfer the electric, Florida Power & Light account, to its name in the beginning of the Lease. Tenant shall also be responsible to pay for any security or pest control services which are contracted for by Tenant.

7.	LAWS

(a)       To the best of its knowledge, Landlord represents that the Leased Premises, Building and Tenant’s use thereof (as stated herein) are and shall be, as of the Commencement Date, in compliance with all applicable zoning or building codes, ordinances, regulations, statutes, rules, orders, restrictions of record, restrictive covenants and other applicable legal requirements, including, without limitation, the Occupational Safety and Health Act (OSHA) and the Americans with Disabilities Act (ADA) (collectively “Laws”). Landlord shall, at its sole cost and expense, obtain all certificates, permits and other governmental authorizations generally required for any party’s use and occupancy of the Leased Premises (collectively “Landlord Authorizations”). Tenant, at its sole cost and expense, but with Landlord’s cooperation, shall acquire all certificates, permits and other governmental authorizations required specifically by reason of Tenant’s manner of use of the Leased Premises (collectively “Tenant Authorizations”). Nothing in this Paragraph shall require Tenant to pay for any alterations to the Leased Premises which may be necessary to secure any Landlord Authorizations or Tenant Authorizations, unless the obligation to make such alteration is specifically stated elsewhere in this Lease.

(b)       During the term of this Lease, but without limiting the provisions of Paragraph 20 hereof, Landlord and Tenant shall fully comply with all Laws with respect to the Leased Premises and Building, subject to the following terms:

(i)       If, during the term of this Lease, such Laws require alterations to the Leased Premises or Building specifically attributable to Tenant’s manner of use of the Leased Premises or the business activity conducted therein, Tenant shall undertake the same and bear the cost thereof.

(ii)       If such Laws require, without limitation, alterations to the Leased Premises or Building not specifically attributable to Tenant’s manner of use of the Leased Premises as provided in Paragraph 7(b)(i) above, Landlord shall undertake the same during the term of this Lease, without expense to Tenant.

(c)       In the event (i) Tenant’s use and occupancy of the Leased Premises are not in compliance with such Laws as of the Commencement Date hereof, or (ii) should Landlord’s Authorizations or Tenant’s Authorizations not be obtained or acquired within thirty (30) days after the Commencement Date, or (iii) should Tenant’s use or occupancy of the Leased Premises violate any such Law during the Term hereof due to a change in such Laws and not due to a change in Tenant’s specific use or occupancy of the Leased Premises, then Tenant shall have the right, at its sole election, to terminate this Lease immediately by delivering to Landlord a written notice no less than thirty (30) days prior to the effective date of termination, and the Landlord’s sole remedy for such termination shall be the retention of rents received, if any, or accrued prior to the date of termination.

Hay Investment Properties, Inc.

PO Box 411471 Melbourne, FL 32941
Tel: (321) 259-6106 Fax: (866) 752-5633

6

(d)          Tenant shall, at Tenant's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any insurance underwriters or rating bureaus, now in effect or that may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Le a s e d Premises and the occupation and use by Tenant of the Le a s e d Premises. Tenant shall conduct its business in a lawful manner and shall not use or permit the use of the Leased Premises or the Common Areas in any manner that will tend to create odors, waste or a nuisance or shall disturb other occupants.

8.	CASUALTY LOSS

(a)       In the event the Building or the Leased Premises shall be damaged by fire, flood, storm, civil commotion, or other similar cause (“Casualty”) to an extent repairable within one hundred eighty (180) days from the date of such damage, Landlord shall forthwith proceed to diligently repair all damage to the Building and Leased Premises but not damage to Tenant's personal property. During the period of repair, this Lease shall continue in full force and effect, provided that Tenant's Rent shall abate in whole or in part depending upon the extent to which such damage and/or such repair shall deprive Tenant of the use of or access to the Leased Premises for the normal purposes of Tenant's business as determined by Tenant exercising reasonable judgment, with any Rent beyond the date of such casualty refunded to Tenant accordingly. No abatement of Rent shall occur if the damage is caused by the negligence of Tenant, its agents, employees, or invitees.

(b)       In the event that Landlord (i) shall fail to promptly commence repair of such damage, or (ii) having commenced the same, shall fail to pursue such repair to completion with due diligence within one hundred eighty (180) days from the date of the Casualty damage, or (iii) if Casualty damage precludes Tenant from occupying the Leased Premises and conducting its business therein for a period of thirty (30) days or more from the date such Casualty damage occurred, then Tenant may, at its option, upon five (5) days written notice to Landlord, terminate this Lease or make or complete such repair and deduct the cost thereof from the next ensuing installment or installments of Rent payable under this Lease.

(c)       In the event that the Building is destroyed or is damaged by Casualty to an extent not repairable within one hundred eighty (180) days from the date of such Casualty, this Lease shall terminate as of the date of such destruction or damage.

9.	CONDEMNATION

(a)       If the Building or the Leased Premises shall be condemned or taken in its entirety for public use by any city, county, state or public authority, the federal government or any other entity having the power of eminent domain (collectively a “Taking”), or if any partial Taking of the Building shall substantially interfere with Tenant’s use of or access to the Leased Premises, as determined by Tenant exercising reasonable judgment, this Lease shall terminate as of the date, at Tenant’s option, on which (i) possession of the Building, the Leased Premises or any part of the Building subject to the Taking is transferred to the Taking authority, or (ii) the Leased Premises shall become unsuitable for Tenant’s regular business by reason of such Taking.

(b)       If a partial Taking of the Building or the Leased Premises occurs which, though permanent, does not substantially interfere with Tenant’s use of or access to the Leased Premises, as determined by Tenant exercising reasonable judgment, this Lease shall not be subject to termination but shall continue on the same terms and conditions as are herein stated, except that the Rent shall be proportionately reduced to the extent the Leased Premises or Tenant’s use thereof or access thereto is affected by such Taking.

Hay Investment Properties, Inc.

PO Box 411471 Melbourne, FL 32941
Tel: (321) 259-6106 Fax: (866) 752-5633

7

(c)       In the event of any Taking under this Paragraph which does not result in the termination of this Lease, Landlord shall, at its sole expense, diligently restore the Building or the Leased Premises remaining after such Taking to a condition of like quality and character as existed prior to the Taking; provided, however, Landlord shall have no obligation to replace, repair or rebuild any alteration to the Leased Premises made by Tenant or any of Tenant’s trade fixtures or other personal property.

(d)       Tenant shall have the right to participate in any separate award from that of Landlord for such Taking to the extent that it may have suffered compensable damage as a Tenant on account thereof.

10.	SIGNS

Tenant, at its expense, may install and maintain signs of professional character and design, upon the Leased Premises or the pylon sign subject to the signage being on the door glass and install on the building of a total size no larger than 5 foot wide by 3 ft tall., and all municipal ordinances with respect thereto after first obtaining the written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall remove such signs at the expiration or earlier termination of this Lease and shall repair any damage caused by the installation or removal of such signs.

11.	DEFAULT AND REMEDIES

(a)       In the event either party fails to observe covenant or perform any obligation under this Lease, the nondefaulting party may serve upon the defaulting party written notice specifying the nature of the default. The defaulting party shall cure such default within thirty (30) days after its receipt of said notice. If the default is such that it could not reasonably be cured within said thirty (30) day period, the defaulting party shall be deemed to have complied with the nondefaulting party's notice, so long as it commences to cure its default within thirty (30) days of its receipt of the notice and diligently pursues such cure to completion thereafter, but in no event shall such cure period exceed an additional sixty (60) days from the end of said thirty (30) day period. If the default is not cured as herein required, this Lease may be terminated, at the option of the nondefaulting party, at or as of the expiration of such cure period.

A default in the payment of Rent shall be subject to all the terms of this Paragraph except that the cure period shall be fifteen (15) days. In the event of any uncured default of Landlord, Tenant may abate the Rent to the extent that Landlord’s default has caused the Leased Premises to become unusable by Tenant. In the event of Tenant having committed an uncured default, notwithstanding anything to the contrary herein, Landlord shall undertake its best efforts to mitigate any damages it may otherwise suffer by reason of such uncured default.

(b)       Except as specifically provided for to the contrary in this Lease, no termination of this Lease pursuant to this Paragraph 11 shall relieve either party from liability for any obligation arising prior to the date of termination, nor shall the defaulting party be relieved of any liability for damages or losses suffered by the non-defaulting party. Rights or remedies expressed in this Lease or otherwise available at law or in equity shall each be deemed cumulative with all others and none shall be exclusive of any other. Either party may pursue any or all such rights or remedies, at its sole discretion, without prejudicing its ability to resort to any other. No exercise of any right or remedy hereunder shall be deemed a waiver by such party of the failure of the other party to properly perform its duties under this Lease.

(c)       In the event litigation, mediation, summary proceedings or similar action ("action") is necessary to enforce any provision of this Lease, the parties hereto agree that each party shall be responsible for its respective expenses, including attorney fees and court costs, without contribution from the other party whatsoever. In the interest of obtaining a speedier and less costly hearing of any dispute, the parties hereby each waive the right to trial by jury.

Hay Investment Properties, Inc.

PO Box 411471 Melbourne, FL 32941
Tel: (321) 259-6106 Fax: (866) 752-5633

8

12.	ASSIGNMENT AND SUBLETTING

(a)       Tenant may assign this Lease or sublet the Leased Premises or any part thereof for any legitimate use which does not violate any Laws or reasonable rules and regulations of Landlord upon receipt of written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed in excess of twenty (20) days of Landlord’s receipt of such request

(b)       Tenant may, without Landlord's consent, assign this Lease or sublet the Leased Premises or any part thereof to any affiliate of Tenant. For purpose of this Paragraph, the term "affiliate" shall be defined as any corporation or entity which controls Tenant, is controlled by Tenant, is under the common control with Tenant of the same parent corporation or other entity.

(c)       If any such assignment or sublease is made, Tenant shall remain first and financially liable under the terms hereof notwithstanding such assignment or sublease.

13.	REAL PROPERTIES TAXES

(a)	Landlord shall pay, in a timely manner before delinquency, all real estate taxes, assessments, and charges by any public authority, which are general or special, ordinary or extraordinary, foreseen or unforeseen, or of any kind and nature whatsoever which are assessed and levied upon the Building, Leased Premises or any part thereof during the said term as they shall become due (“taxes”) without expense to Tenant.

(b)	Landlord shall pay all real property taxes and general and special assessments, which assessments shall be amortized over the longest period permitted by law ("Real Property Taxes") applicable to the Property, provided, however, that Tenant shall pay as Additional Rent, Tenant's Proportionate Share of such amount in accordance with Paragraph 3. Tenant shall not be required to pay any federal, state or local income, profit, franchise, rent, sales, gift, estate, succession, inheritance, foreign ownership, foreign control, transfer, capital levy, and/or personal property taxes of Landlord. Landlord acknowledges and agrees that Tenant shall have no obligation or responsibility to make filings on behalf of Landlord with respect to any tax matters, nor shall Tenant be responsible for any penalties or interest payments required to be paid as a result of Landlord's failure to make such filings or timely pay such Real Property Taxes. Landlord shall advise Tenant of the initial monthly payment amount due for Real Property Taxes on or before the Commencement Date hereof. Tenant agrees pay its proportionate share of any increases in Real Property Taxes over base year 2018.

(c)	Tenant shall pay during the term hereof all personal property taxes levied on the merchandise, equipment, appliances, fixtures, machinery, inventory, furniture and other personal property of Tenant upon the Leased Premises.

Hay Investment Properties, Inc.

PO Box 411471 Melbourne, FL 32941
Tel: (321) 259-6106 Fax: (866) 752-5633

9

14.	INSURANCE

(a)       Landlord, at its expense, shall carry with companies rated no less than “A” by Best or a comparable insurance rating service the following insurance: (i) all risk property insurance, including but not limited to, windstorm, vandalism and malicious mischief, but excluding flood, on the Building for the full replacement value thereof with Tenant as a named insured as its interest may appear with respect to the Leased Premises, and (ii) public liability insurance having limits of at least $1,000,000.00 combined single limit with Tenant as an additional insured at its interest may appear with respect to the Leased Premises. Tenant agrees pay its proportionate share of any increases in insurance costs over base year 2018. A copy of such policy or certificate thereof shall be supplied to Tenant upon request. Should the cost of such insurance increase solely caused by or resulting from Tenant’s particular business activity or alterations made by Tenant upon the Leased Premises, Tenant shall reimburse Landlord the reasonable costs of such increase.

In addition, Tenant, at its expense, shall carry with companies rated no less than “A” by Best or a comparable insurance rating service the following insurance: (i) public liability insurance having limits of at least $1,000,000.00 combined single limit with Landlord as an additional insured, and insurance covering personal property upon the Leased Premises.

(b)       Tenant shall pay claims normally found in Comprehensive General Liability ("CGL") policies proven to be caused by or arising from Tenant's use or occupancy of the Leased Premises up to one (1) million and no/100 dollars ($1,000,000.00) in so far and only in so far as any such claims made hereunder are not based upon, arise out of, or result from the acts, omissions, or negligence of Landlord. Tenant shall, in addition, insure its personal property upon the Leased Premises. In the event this Lease is assigned or the Leased Premises is sublet, Landlord requires such subtenant or assignee to obtain insurance from an insurance carrier reasonably acceptable to Landlord at coverage levels provided for herein.

(c)       To the extent that a physical loss or damage is covered by insurance and recovery is made, or would have been made if insured rather for such loss, the Landlord and Tenant, for themselves and their insurers, hereby mutually release each other from liability and waive all right of recovery against each other and their insurers for any property loss or damage from perils insured against under their respective property insurance policies, or which would have been insured under such insurance policies; provided that this waiver shall not be applicable if it has the effect of invalidating any insurance coverage of the Landlord or Tenant.

15.	LANDLORD'S RIGHT TO ENTER PREMISES

Tenant shall permit Landlord and its agents, upon receiving notice no less than twenty-four (24) hours prior to the time Landlord wishes to make such entry, to enter and view the state and condition of the Leased Premises once monthly during regular business hours, to make such alterations or repairs therein as may be necessary for the safety and preservation thereof, or for any other reasonable purposes; provided that such alterations or repairs do not unreasonably alter or interfere with Tenant's normal business activity. Notwithstanding the foregoing, Landlord may enter the Leased Premises without proper notice in the event of any emergency if life or property are at risk. Tenant shall also permit Landlord or Landlord's agents, on or after six (6) months prior to the expiration of the term of this Lease, to show the Leased Premises to prospective tenants at reasonable times and to place notices on the front of the Leased Premises, or on any part thereof, offering the Leased Premises for lease.

Hay Investment Properties, Inc.

PO Box 411471 Melbourne, FL 32941
Tel: (321) 259-6106 Fax: (866) 752-5633

10

16.	NOTICES

(a)       All notices required herein shall be given in writing and delivered personally, or sent certified mail (return receipt requested) of the United States Postal Service, or nationally recognized overnight courier service and addressed as follows:

LANDLORD:	Hay Investment Properties, Inc.
PO Box 411471
Melbourne, FL 32941
Attn: Kanitha Hay, President
Telephone: 321-259-6106
Facsimile: 866-752-5633
Email: KHay@tsgtc.com

TENANT:	Kona Gold, LLC
8 The Green, Suite A
Dover, DE 19901
Attn: Robert Clark
Telephone: 321-247-7811
Cell: 321-289-0631
Email: Robert@KonaGoldHemp.com

(b)       Any notice shall be deemed received if delivered personally when actually received; upon the date of receipt shown on the receipt card if sent by certified mail of the United States Postal Service; or two (2) business days after deposit with a nationally recognized overnight mail courier service. Any general correspondence not intended to have a binding legal effect on the other party may be sent by first class mail of the United States Postal Service.

(c)       Either party may change its address for the giving of notice by giving to the other party a written notice of such change at least ten (10) days prior to the effective date of such change.

17.	HOLDOVER

Notwithstanding any law to the contrary, this Lease shall not be subject to tacit renewal. If Tenant remains in possession of the Leased Premises after expiration of the original term or any renewal term of this Lease, such occupancy shall extend this Lease on a month-to-month basis under and subject to the same terms and conditions hereof and at a monthly base rent that is double to the last month of the term then in effect, cancelable at the end of any calendar month during such holdover period by either party upon written notice to the other party given no less than thirty (30) days prior to the intended termination date.

18.	QUIET ENJOYMENT

Landlord warrants (i) that it has legal and beneficial title to the Building and the Leased Premises, (ii) that it has full right to execute and to perform the obligations of this Lease and to lease the Leased Premises to Tenant pursuant to the provisions of this Lease, (iii) that the Leased Premises and this Lease are not encumbered in any way which would preclude Tenant’s use and occupancy of the Leased Premises pursuant to this Lease, and (iv) that Landlord shall indemnify, defend, and hold harmless Tenant from any claims, liabilities or fees arising from a breach of this Paragraph. Provided Tenant is not in default hereunder, Landlord covenants and warrants that Tenant shall peaceably and quietly have, hold, and enjoy the Leased Premises during the full Term of this Lease and any extension hereof without molestation, hindrance, or interference of the Landlord, or anyone claiming or acting, by, through, or under Landlord, its successors, assigns, tenants, invitees, or third parties.

Hay Investment Properties, Inc.

PO Box 411471 Melbourne, FL 32941
Tel: (321) 259-6106 Fax: (866) 752-5633

11

19.	INVOICE PAYMENT

Any payments or reimbursements of reasonable, accurate, incurred, and competitively bid (if appropriate) charges (“charges”) due Landlord from Tenant as required herein, excluding monthly Rent payments, shall be mailed to Landlord within thirty (30) days after Tenant's receipt of a properly supported invoice therefore. A properly supported invoice, as used in this Paragraph, shall mean a detailed statement of such charges accompanied by appropriate paid receipts where Tenant’s share of individual items exceeds $500.00, or a statement from an independent certified public accountant certifying that such charges are true and accurate. In addition, Tenant may request from Landlord copies of paid receipts or billings of any charges regardless of amount. If Landlord does not seek reimbursement within two years of paying such charges, Tenant will be released from any liability for such reimbursement.

20.         ENVIRONMENTAL

(a)	The following terms are particular to this Paragraph:

(i)       “Environmental Laws” as used herein shall include any federal, state, county or local laws, statutes, ordinances, rules or regulations relating to public health or safety, pollution, damage to or protection of the environment or natural resources.

(ii)       “Hazardous Materials” as used herein shall include, but shall not be limited to, (a) solid, hazardous, extremely hazardous or toxic materials, substances, wastes, pollutants or contaminants which are or become regulated by an Environmental Law, and (b) lead, oil (whether petroleum, crude or a fraction thereof), polychlorinated biphenyls (PCB's) and radioactive or any other materials that would adversely affect the environment, health or safety of the Tenant, or its employees.

(iii)       "Environmental Liabilities" as used herein shall include all claims, demands, actions, suits, fines, penalties, costs, expenses, damages and obligations (including reasonable attorney’s fees) of any nature arising from the material violations of any Environmental Law or with respect to any other environmental, health or safety law, regulation, ordinance, or matter including, without limitation, nuisance and toxic tort claims.

(iv)       “Environmental Condition” as used herein shall mean the disposal, release, discharge, spill, or leak of any Hazardous Materials upon or from the Leased Premises, Building, or adjacent areas thereof requiring response under Environmental Laws.

(b)       As of the Commencement Date of the term of this Lease, Landlord represents and warrants to Tenant that, to the best of Landlord's knowledge, (i) the condition of the Leased Premises, Building, and Land with respect to the presence of Hazardous Materials meets all applicable Environmental Laws, (ii) the Leased Premises, the Land, and the Building have not been used for the disposal, storage, or use of Hazardous Materials, and (iii) there are no past or present claims, proceedings or investigations in process that violate Environmental Laws and, to the best of the Landlord’s knowledge, none are pending or threatened.

(c)       To confirm such representation and warranty, Tenant shall have the right and privilege, but no duty, at any time prior to or during the term of this Lease, to conduct, at its expense, any groundwater, surface water, air, soil, building, and other inspections as Tenant deems reasonably necessary to satisfy itself that the Leased Premises, Land and Building do not contain Hazardous Materials. During such inspections, Tenant shall not materially alter, affect or damage the Leased Premises, Land or Building, or any of Landlord's property, and shall promptly repair damage caused by any such inspection.

Hay Investment Properties, Inc.

PO Box 411471 Melbourne, FL 32941
Tel: (321) 259-6106 Fax: (866) 752-5633

12

(d)       Landlord or its consultant may, at Landlord’s sole expense, periodically inspect the Leased Premises for violations of any Environmental Laws. Tenant agrees that all activities conducted by Tenant on the Leased Premises during the term of the Lease will comply with all applicable Environmental Laws.

(e)       Landlord and Tenant shall notify the other of Environmental Conditions immediately when known during the term hereof. In the event of the discovery of any Environmental Condition which is solely attributable to Tenant’s use or occupancy of the Leased Premises or Building during the term hereof, Tenant shall immediately notify Landlord of such Environmental Condition, and Tenant shall, at its expense, remediate such Environmental Condition in compliance with applicable Environmental Laws. Landlord shall have the right to enter the Leased Premises, to supervise and approve any actions taken by Tenant to address the Environmental Condition; and in the event Tenant fails to lawfully address such Environmental Condition, Landlord may perform, at Tenant's reasonable expense and without unreasonable interference with Tenant's business activity, any lawful actions necessary to address the Environmental Condition. Notwithstanding the other provisions of this Paragraph 20, Landlord agrees that Tenant may use and occupy the Leased Premises for the business activities permitted herein, and in the ordinary course of Tenant’s business, Tenant may use, store, transport or handle at the Leased Premises products and related materials which may be or contain Hazardous Materials, provided that Tenant performs the aforementioned activities in compliance with applicable Environmental Laws.

(f)       (i) Notwithstanding anything to the contrary herein, each party hereby agrees to fully defend, indemnify and hold harmless the other party, and its employees, agents, invitees, successors and assigns (with counsel reasonably acceptable to the indemnities) from and against Environmental Liabilities caused by the acts, omissions, or negligence of the indemnifying party, or that of its employees, agents, invitees, successors and assigns; provided, however, such indemnity shall not extend to Environmental Liabilities that are caused by or resulting from the acts, omissions, or negligence of the party claiming a right of indemnification, or its employees, agents, invitees, successors and assigns.

(ii)       Landlord shall bear all responsibility for contamination or presence of Hazardous Materials existing or created on the Leased Premises or in the Building prior to the occupancy of the same by Tenant, whenever discovered; and Landlord shall defend, indemnify, and hold harmless Tenant (with counsel reasonably acceptable to the Tenant) from Environmental Liabilities associated with or claimed against the Leased Premises or Building not resulting from nor attributable to Tenant’s use or occupancy of the Leased Premises or Building, whenever discovered, including without limitation any offsite contamination of properties surrounding, abutting, or in the general area of the Leased Premises.

(g)       In the event (i) of any breach of the representations and warranties set forth in this Paragraph, or (ii) of the discovery of Hazardous Materials upon the Leased Premises or Building not attributable to Tenant, which is in violation of an Environmental Law or which otherwise results in an immediate threat to the health and safety of Tenant, its employees, agents, or invitees, or the remediation of which unreasonably interferes with Tenant’s business activities; Tenant may immediately vacate the Leased Premises and Tenant's Rent shall abate from the date of such vacancy until the date such Hazardous Materials are remediated in compliance with all applicable Environmental Laws without expense to Tenant; provided, however, that should such remediation not be completed within sixty (60) days from and after the date Tenant vacates the Leased Premises, Tenant may terminate this Lease at or as of the expiration of said sixty (60) day period by simple written notice to that effect.

If Tenant elects to terminate this Lease pursuant to this Paragraph 20(g), this Lease shall become null and void without penalty or breach thereof, and Tenant shall be released and discharged from any further obligation hereunder.

(h)       The Landlord shall inform the Tenant of any asbestos or asbestos containing materials (ACM) on or about the Leased Premises known to the Landlord. If the Leased Premises was constructed before January 1, 1981 or if an asbestos survey is not available to Tenant for its review, the Landlord, upon the request of Tenant, shall promptly perform at its sole expense an asbestos survey of the Leased Premises and deliver the results of such survey to the Tenant. Should the Leased Premises fall under the Asbestos Standard of the Occupational Safety and Health Act (“OSHA”), Tenant is required by such Act to inform its employees of any asbestos or ACM present on the Leased Premises.

Hay Investment Properties, Inc.

PO Box 411471 Melbourne, FL 32941
Tel: (321) 259-6106 Fax: (866) 752-5633

13

(i)       The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease and shall run to the benefit of the parties hereto and their respective successors and assigns, any of whom may singly or jointly enforce the provisions of this Paragraph.

Hay Investment Properties, Inc.

PO Box 411471 Melbourne, FL 32941
Tel: (321) 259-6106 Fax: (866) 752-5633

14

21.	RENEWAL OF LEASE

Provided that Tenant is not in default hereunder, Tenant shall have a one-time option to renew this Lease for a period of Five (5) years from and after the end of the initial term. All terms, covenants, and provisions of this Lease, including rent, shall apply to such renewal term. If the Tenant shall elect to exercise the aforesaid renewal option, it shall do so by giving six month (6) written notice to Landlord no later than December 1st of the then current lease year. If, however, Tenant fails to so notify the Landlord of its desire to renew, then Tenant's right to renew the term of this Lease as provided in this Article shall automatically expire.

22.	Utilities as per Section 6(b).

23.	Trash Removal as per Section 6(b).

24.	RADON GAS

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County public health unit. Pursuant to Section 404.056(8) Florida Statutes.

25.	COMMON AREA

The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Land that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and of other tenants of the Building and their respective employees, suppliers, shippers, customers and invitees. The Common Areas shall include, without limitation, the parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways and landscaped areas. Landlord gives to Tenant and Tenant's employees, suppliers, shippers, customers and invitees the non-exclusive right to use the Common Areas, with others who are entitled to use the Common Areas.

26.	PARKING

Tenant may designate three (3) Parking spaces in front of the building (One (1) space east of Handicap parking and Two (2) spaces west of the Handicap parking space).

Tenant, at its expense, may install and maintain signs of professional character and design, upon the front of the Leased Premises on the face of the curb in the middle of the parking space.

27.	MISCELLANEOUS PROVISIONS

(a)       GOVERNING LAW: This Lease, and each and every term, provision and covenant contained herein, shall be construed and interpreted in accordance with the laws of the State where the Leased Premises is located. No presumption shall be deemed to exist in favor of or against either party hereto as a result of the preparation or negotiation of the same.

Hay Investment Properties, Inc.

PO Box 411471 Melbourne, FL 32941
Tel: (321) 259-6106 Fax: (866) 752-5633

15

(b)       SEVERABILITY: Should any term, provision, or covenant of this Lease be illegal or unenforceable under the laws of the State where the Leased Premises are located, such terms, provisions and covenants shall be deemed severed from this Lease as if never contained herein and the remaining terms, provisions and covenants of this Lease shall remain in full force and effect.

(c)       WAIVER: No delay or omission of Landlord or Tenant to exercise any right or power arising under this Lease shall impair any such right or power to be construed to be a waiver of any such right or power. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach, or as a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant.

(d)       TAX EXEMPT FINANCING: The Landlord represents that the Leased Premises is not funded by or through tax exempt financing.

(e)       BROKER: The Ullian Realty Corporation is the representative and agent of Landlord. Landlord represents that it had no dealings with any real estate broker, finder, or other person, with respect to this Lease in any manner, except The Ullian Realty Corporation (hereinafter called the "Landlord's Broker"). Tenant represents that it had no known dealings with any other real estate broker, finder, or other person, with respect to this Lease in any manner. Tenant agrees to indemnify and hold harmless Landlord against and from any claim or demand for any brokerage commission or other fees, and all costs, claims, expenses, and liabilities in connection therewith (including, without limitation, attorneys' fees, disbursements, and actual costs) arising out of any purported or actual dealings by Tenant with any broker (other than the Landlord's Broker). In accordance with the provisions of a separate commission contract, Landlord shall pay any commissions or fees that are payable to Landlord’s Broker with respect to this Lease.

28.	INTEGRATION

This Lease contains the entire understanding of the Landlord and Tenant with respect to Landlord's leasing of the Leased Premises to Tenant. There are no other understandings, promises, covenants or conditions other than as are contained in this Lease. This Lease supersedes and renders null and void all previous understandings, promises, covenants and conditions, whether written or verbal, with respect to Landlord's leasing of the Leased Premises to Tenant. No modification or amendment to this Lease shall be effective unless reduced to writing and signed by Landlord and Tenant. This Lease may be in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Hay Investment Properties, Inc.

PO Box 411471 Melbourne, FL 32941
Tel: (321) 259-6106 Fax: (866) 752-5633

16

AND IT IS MUTUALLY UNDERSTOOD AND AGREED that the covenants and agreements herein contained shall inure to the benefit of and be equally binding upon the parties hereto and their respective executors, administrators, heirs, successors, and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Lease, containing 19 pages consisting of the introductory provisions, Paragraphs 1 through 28, inclusive, Exhibit "A" Leased Space, Exhibit "B" Tenant Improvements to be completed by Landlord, and Exhibit "C" Guaranty to be executed as of the date first above written.

HAY INVESTMENT PROPERTIES, INC. (Landlord)

Witness:
	By:	/s/ Kanitha Hay	Date:	January 20, 2018
Kanitha Hay, President

KONA GOLD, LLC (Tenant)

Witness:
	By:	/s/ Robert Clark	Date:	1-29-18
Robert Clark, President

Hay Investment Properties, Inc.

PO Box 411471 Melbourne, FL 32941
Tel: (321) 259-6106 Fax: (866) 752-5633

17

EXHIBIT “A”

Hay Investment Properties, Inc.

PO Box 411471 Melbourne, FL 32941
Tel: (321) 259-6106 Fax: (866) 752-5633

18

EXHIBIT “B”

Tenant Improvements to be completed by Landlord

Hay Investment Properties, Inc.

PO Box 411471 Melbourne, FL 32941
Tel: (321) 259-6106 Fax: (866) 752-5633

19

EXHIBIT "C"

GUARANTY

FOR AND IN CONSIDERATION of Ten Dollars ($10.00) and other good and valuable consideration, the receipt whereof is hereby acknowledged, Robert Clark having Driver's License identification number: DL# CH62-761-77-100-0, for ourselves, our heirs, personal representatives, successors and assigns, respectively (hereinafter jointly and severally called "Guarantor"), hereby unconditionally guarantee to HAY INVESTMENT PROPERTIES, INC., its successors and assigns (hereinafter called "Landlord"), prompt and punctual payment of the full amount of any and all indebtedness or liability (whether primary or secondary) of. KONA GOLD, LLC., (hereinafter called "Tenant"), to or held by Landlord from time to time and at all times hereafter, whether now owed or hereafter owed to Landlord, and all expenses of collection, whether suit be instituted or not, including but not limited to all obligations of Tenant to indemnify and hold harmless Landlord, Landlord's management company and/or Landlord's mortgagees costs and reasonable attorney's fees, at all levels. (Such obligations and liabilities of the Tenant will hereinafter be collectively referred to as "Liabilities").

This Guaranty shall be deemed continuing and a guaranty of payment, not of collection. This Guaranty applies to all Liabilities heretofore, contemporaneously, or hereafter incurred by Tenant. Guarantor hereby waives demand of payment, presentment, protest and notice of protest on any and all of the aforesaid items. Any amount received by Landlord from whatsoever source on account of the Tenant's Liabilities may be applied toward the payment of such of the Liabilities and in such order of application, as Landlord may from time to time, in its sole discretion, elect; and, notwithstanding any payments made by or for the account of the undersigned pursuant to this Guaranty, the undersigned shall not be subrogated to any rights of Landlord until such time as this Guaranty shall have been discontinued as to all of the undersigned and Landlord shall have received payment of the full amount of the Liabilities and of all obligations of the undersigned hereunder.

Notice by Landlord of the acceptance of this Guaranty is hereby waived. No act or omission of any kind by Landlord shall affect or impair this Guaranty and Landlord shall have no duties to Guarantor. Guarantor hereby agrees that its obligations hereunder shall be absolute and primary and shall be complete and binding as to Guarantor upon this Guaranty being executed by him or her or it and subject to no conditions precedent or otherwise. This Guaranty contains the full agreement of Guarantor and is not subject to any oral conditions. Landlord may enforce any remedies it has or may have against Tenant or Guarantor and Landlord may enforce such remedies simultaneously, or from time to time, and in such order as Landlord, in its sole discretion shall determine. Guarantor hereby consents to Landlord, from time to time, extending the time of payment in whole or in part of any and all of the Liabilities for such time or times as Landlord may determine in its sole discretion and hereby waives notice to or consent of the Guarantor.

The obligations hereunder shall be continuing and irrevocable, except as may be otherwise contained herein, during the entire term of the Lease and any and all renewals or extensions. No modification or waiver hereof shall be binding on Landlord unless in writing signed by an officer of Landlord. This Guaranty shall be construed in accordance with and governed by the laws of the State of Florida. Guarantor expressly agrees to and submits to the jurisdiction and venue of the courts in Brevard County, Florida, for any suit hereunder and hereby waives all rights to trial by jury. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. In the event of any litigation between the parties or to which Landlord is made a party as a result of the subject matter of this Guaranty, the prevailing party shall be entitled to recover their reasonable attorney's fees including fees on appeal and court costs.

Hay Investment Properties, Inc.

PO Box 411471 Melbourne, FL 32941
Tel: (321) 259-6106 Fax: (866) 752-5633

20

IN WITNESS WHEREOF, the Guarantor has hereunto set its hand and seal on the 29th day of January, 2018.

/s/ Robert Clark

ROBERT CLARK

STATE OF FLORIDA            )

                                                   ) SS

COUNTY OF BREVARD       )

I HEREBY CERTIFY that ROBERT CLARK, to me personally known or who has/have produced FC DRIVER LICENCE as identification and who did take an oath this day acknowledged before me that they executed the foregoing Guaranty this 28 day of January, 2018.

GIVEN under my hand and Notarial Seal this 28 day of January, 2018

/s/ Dorothy Arolyn Brown
Notary Public

My Commission Expires:

Hay Investment Properties, Inc.

PO Box 411471 Melbourne, FL 32941
Tel: (321) 259-6106 Fax: (866) 752-5633

21